EMPLOYMENT AGREEMENT


This   Agreement  is  made  this  date,  by  and  between  TWIN  FACES   EAST
ENTERTAINMENT CORPORATION ("Employer") and Frank E. McEnulty ("Employee").

WHEREAS,  the  Employer  is  engaged  in  the  business  of  development   of
intellectual and entertainment properties; and

WHEREAS, the Employer desires to retain the services of the Employee in the capacity as its Secretary and Treasurer

NOW THEREFORE IT IS AGREED AS FOLLOWS:

Section 1. Employment. The Employer agrees to employ the Employee and the Employee agrees to accept the employment described in this Agreement.

Section 2. Duties. The Employee shall serve as Secretary and Treasurer of the Employer, with such duties as are customarily associated with such position. The Employee shall be responsible for day-to-day financial operations, strategic planning, and implementation of the Employer's business. The Employee shall not be entitled to additional compensation by reason of service as a director of the Employer or as a fiduciary of an employee benefit plan of the Employer. The Employee's duties shall include the following:

      Operating as Chief Financial Officer, Secretary and Treasurer of the Employer's Corporation as provided in the By Laws of the Corporation.

Section 3. Extent of Services. Initially the Employee shall devote half of his working time and at some mutually agreeable later time the majority of his working time, attention, and energies to the performance of his duties and shall not be engaged in any competing business activity, whether or not pursued for gain. The Employee shall at all times faithfully and to the best of his ability perform his duties under this Agreement. The duties shall be rendered either at the Employer's offices in Nevada or from his home, or at other place or places of business and at such times as the needs of the Employer may dictate.

Section 4. Term. The term of this agreement shall begin shortly after the availability of project funding within the Company ("Effective Date") with compensation retroactive to January 1, 2002 and shall continue for a five-year period. The parties presently anticipate that the employment relationship may continue beyond this five-year term. This Agreement shall not give the Employee and enforceable right to employment beyond this term.

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Section 5.     Compensation.

5.1 Base Compensation. The Employee will receive a base salary of $150,000 per year, payable in accordance with the Employer's standard payroll procedures. While working half-time the base compensation shall be $75,000 per year. The Employee is eligible for performance-based bonuses, but there is no assurance or expectation that the bonuses will be paid. Bonuses will be paid, if at all, at the sole discretion of the Board of Directors or in accordance with an executive bonus plan adopted by the Board of Directors.

5.2 Benefits. The Employee shall receive family medical insurance coverage, life insurance equal to twice (two times) the annual base salary, and other fringe benefits provided to full time, non-union employees of the Employer. An auto allowance will be provided, or alternately, a leased vehicle for company use at a cost not to exceed $600 per month plus insurance, fuel, and operating maintenance.

5.3 Expenses. The Employer shall reimburse the Employee for reasonable out-of-pocket expenses incurred by the Employee in fulfilling his duties. The Employer shall, within its financial means and constraints, provide the Employee with suitable office facilities, equipment, supplies, and staff.

5.4 Signing Bonus. The Employer shall receive a one time signing bonus of $20,000 to be paid with the first regular payroll.

5.5       Stock.   The Employee shall receive an initial issuance  of  common stock for services rendered prior to this Agreement of Two Hundred Thousand shares of company common stock. Such stock shall be subject to SEC rule 144 restrictions and be issued upon the receipt of anticipated funding by the Corporation and concurrent with the resignation of the Employer's present Secretary and Treasurer.

Section 6.     Termination.

6.1 For Cause. The Employer may terminate the Employee's employment at any time "for cause" with immediate effect upon delivering written notice to the Employee. For purposes of this Agreement, "for cause" shall include: (a) embezzlement, theft, larceny, material fraud, or other acts of dishonesty;
(b) material violation by Employee of any of his obligations under this Agreement; ( c) conviction of or entrance of a plea of guilty or nolo contendere to a felony or other crime which has or may have a material adverse effect on the Employee's ability to carry out his duties under this Agreement or upon the reputation of the Employer; (d) conduct involving moral turpitude; (e) gross insubordination or repeated insubordination after written warning by the Chair of the Board; or (f) material and continuing failure by the Employee to perform duties described in this Agreement in a quality and professional manner for at least sixty (60) days after written warning by the Board of Director or its Chair. Upon termination "for cause", the Employer's sole and exclusive obligation will be to pay the Employee his compensation earned through the date of termination, and the Employee shall not be entitled to any compensation after the date of termination.

6.2 Upon Death. In the event of the Employee's death during the term of this Agreement, the Employer's sole and exclusive obligation will be to pay the Employee's spouse, if living, or his estate, if his spouse is not then living, the Employee's compensation earned through he date of death, plus 3 months base compensation severance.

6.3 Upon Disability. The Employer may terminate the Employee's employment upon the Employee's total disability. The Employee shall be deemed to be totally disabled if he is unable to perform his duties under the Agreement by reason of mental or physical illness or accident, for a period of three consecutive months. Upon termination by reason of the Employee's disability, the Employer's sole and exclusive obligation will be to pay the Employee his compensation earned through the date of termination plus three months base compensation severance.

Section 7.     Covenant Not to Compete.

7.1 Covenant. For a period of five years from the Effective Date of this Agreement, and for such period after five years as the Employee continues to be employed by the Employer, and for a one year period after the Employee's employment with the Employer has been terminated by either party, the Employee will not directly or indirectly:

      A. enter into or attempt to enter into "Restricted Business" (as defined below) in the entertainment business;

      B. induce or attempt to persuade any former, current or future employee, agent, manager, consultant, director, or other participant in the Employer's business to terminate such employment or other relationship in order to enter into any relationship with the Employee, any business organization in which the Employee is a participant in any capacity whatsoever, or any other business organization in competition with the Employer's business; or

     C. use contracts, proprietary information, trade secrets, confidential information, customer lists, mailing lists, goodwill, or other intangible property used or useful in connection with the Employer's business.

7.2 Indirect Activity. The term "indirectly" as used in section 7.1 above, includes acting as a paid or unpaid director, officer, agent, representative, employee of, or consultant to any enterprise, or acting as a proprietor of an enterprise, or holding any direct or indirect participation in any enterprise as an owner, partner, limited partner, joint venturer, shareholder, or creditor.

7.3 Restricted Business. The term "Restricted Business" means the entertainment industry and privacy and security training and development. The Employee may own not more than five percent of the outstanding equity securities of a corporation that is engaged in the Restricted Business, if the equity securities are listed for trading on a national stock exchange or is a reporting company under the Securities Exchange Act of 1934.

Section 8. Severability. The covenants set forth in this Agreement above shall be construed as a series of separate covenants, one for each county in each of the states of the United States to which such restriction applies. If, in any judicial proceeding, a court of competent jurisdiction shall refuse to enforce any of the separate covenants deemed included in this
Agreement, or shall find that the term or geographical scope of one or more of the separate covenants is unreasonably broad, the parties shall use their best good faith efforts to attempt to agree on a valid provision which shall be a reasonable substitute for the invalid provision. The reasonableness of the substitute provision shall be considered in light of the purpose of the covenants and the reasonable prospectable interests of the Employer and the Employee. The substitute provision shall be incorporated into this Agreement. If the parties are unable to agree on a substitute provision, then the invalid or unreasonably broad provision shall be deemed deleted or modified to the minimum extent necessary to permit enforcement.

Section 9. Confidentiality. The Employee acknowledges that he will develop and be exposed to information that is or will be confidential and proprietary to the Employer. The information includes customer lists, marketing plans, pricing data, product plans, software, and other intangible information. Such information shall be deemed confidential to the extend not generally known within the trade. The Employee agrees to make use of such information only in performance of his duties under this Agreement, to maintain such information in confidence and to disclose the information only to persons with a need to know.

Section 10. Remedies. The Employee acknowledges that monetary damages would be inadequate to compensate the Employer for any breach by the Employee of the covenants set forth in this Agreement. The Employee agrees that, in addition to other remedies which may be available, the Employer shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any breach, or both, without the necessity of proving actual damages.

Section 11. Waiver. The waiver by the Employer of the breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

Section 12. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

Section 13. Arbitration. If at anytime during the term of this Agreement any dispute, difference, or disagreement shall arise upon or in respect of this Agreement, and the meaning and construction thereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by both parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association (AAA) and such dispute, difference, or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the AAA, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

Section 14. Attorney Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

     This Agreement is made and entered this 1st day January 2002.


Employer:                          Employee:
Twin Faces East Entertainment Corporation by

/S/Michael Smolanoff               /S/Frank E. McEnulty
Michael Smolanoff, President       Frank E. McEnulty

January 1, 2002                    January 1, 2002
Date                               Date